AGREEMENT FOR TRANSFER
                             OF MEMBERSHIP INTEREST


     This Agreement for Transfer of Membership Interest made and effective as of this 17th day of November 2000 by and between Brill Media Holdings, LLC, a Virginia limited liability company (hereinafter "Brill Media") and BMC Holdings, LLC, a Virginia limited liability company (hereinafter "BMC"), provides as follows:

Recitals.
---------

     Brill Media currently owns and holds a 99.9% membership interest in TSB IV, LLC, a Virginia limited liability company (the "Membership Interest"). Brill Media desires to transfer, assign and convey to BMC all of its right, title and interest in and to the Membership Interest and BMC is willing to accept the assignment of the Membership Interest from Brill Media on the terms hereinafter set forth.

     Now, therefore, for and in consideration of $999.00 cash in hand paid by BMC to Brill Media, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Assignment of Membership Interest.
     ---------------------------------

     Effective as of the date of this Agreement, Brill Media, in consideration of the payment of $999.00 by BMC to Brill Media, hereby assigns, transfers and conveys to BMC all of its right, title and interest in and to the Membership Interest. Brill Media represents and warrants that it has the full right to transfer and convey the Membership Interest, that the transfer has been approved by all necessary company action, and that there are no liens or encumbrances that attach to the Membership Interest.

     BMC hereby accepts the assignment by Brill Media to BMC of all of Brill Media's right, title and interest in the Membership Interest and agrees to indemnify and hold

Brill Media harmless from any future liability arising from or relating to ownership of the Membership Interest from the date of this Agreement forward. BMC represents that it has the full right to accept the transfer of the Membership Interest, that the ownership thereof is permitted by BMC's articles of organization and operating agreement, and that all necessary company action has been taken to approve this transaction.

     Witness the following signatures:

                                   Brill Media Holdings, LLC, a Virginia
                                   limited liability company


                                   by: /s/ ALAN R. BRILL
                                       -----------------
                                      Alan R. Brill, its sole member


                                   BMC Holdings, LLC, a Virginia
                                   limited liability company

                                    by:  Brill Media Company, LLC,
                                         a Virginia limited liability company,
                                         its manager

                                    by:  Brill Media Management, Inc.,
                                         a Virginia corporation, its manager


                                    by:  /s/ ALAN R. BRILL
                                         -----------------
                                         a duly authorized officer



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